Exhibit 10.3

                             FUNDS ESCROW AGREEMENT

         This Agreement (this "Agreement") is dated as of the 3rd day of March, 2006, among GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation (the "Company"), Gibraltar Financial Corporation. ("Gibraltar"), and Deutsch, Levy & Engel, Chartered, an Illinois professional corporation (the "Escrow Agent"):

                              W I T N E S S E T H:

         WHEREAS, the Gibraltar has advised the Escrow Agent that (a) the Company and the Gibraltar have entered into a Repayment Agreement (the "Repayment Agreement") for the payoff by the Company to Gibraltar of the balance due under a Promissory Note and a Revolving Accounts Receivable Funding Agreement executed by the Company on March 3, 2003, and amended thereafter, and

         WHEREAS, the Company and the Gibraltar wish to deliver to the Escrow Agent the sum of $250,000; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

ARTICLE I

                                 INTERPRETATION

     1.1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below.

          (a) "Agreement" means this Agreement, as amended, modified and/or supplemented from time to time by written agreement among the parties hereto.

          (b) (intentionally deleted)

          (c) "Disbursement Letter" means that certain letter delivered to the Escrow Agent by Gibraltar, acceptable in form and substance to the Gibraltar, setting forth wire instructions and amounts to be delivered at the termination of this Agreement.

          (d) "Escrow Payment" means $250,000.

     1.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the arrangement with the Escrow Agent and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written with respect to the arrangement with the Escrow Agent. There are no warranties, representations and other agreements made by the parties in connection with the arrangement with the Escrow Agent except as specifically set forth in this Agreement.


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     1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, in each case only by a written instrument signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6. Law Governing this Agreement; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. With respect to any suit, action or proceeding relating to this Agreement or to the transactions contemplated hereby ("Proceedings"), each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the County of Cook, State of Illinois and the United States District court located in the county of Cook in the State of Illinois. Each party hereto hereby irrevocably and unconditionally
(a) waives trial by jury in any Proceeding relating to this Agreement and for any related counterclaim and (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. As between the Company and Gibraltar, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall not be affected and shall remain in full force and effect.

     1.7. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

                                   ARTICLE II

                APPOINTMENT OF AND DELIVERIES TO THE ESCROW AGENT

     2.1. Appointment. The Company and the Gibraltar hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

     2.2. Copies of Documents to Escrow Agent. On or about the date hereof, the Gibraltar and the Company shall deliver to the Escrow Agent copies of the Documents executed by such parties.

     2.3. Delivery of Escrow Payment to Escrow Agent. Concurrent with the payment to Gibraltar provided in the Repayment Agreement, the Company shall deliver to the Escrow Agent the Escrow Payment. At such time, the Escrow Agent shall hold the Escrow Payment as agent for Gibraltar, subject to the terms and conditions of this Agreement.

     2.4. Intention to Create Escrow Over the Escrow Payment. Gibraltar and the Company intend that the Escrow Payment shall be held in escrow by the Escrow Agent and released from escrow by the Escrow Agent only in accordance with the terms and conditions of this Agreement.

ARTICLE III

                                RELEASE OF ESCROW

     3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrow Payment to the Company or Gibraltar as the case may be, from escrow as follows:

          (a) Upon the receipt by Escrow Agent of a notice in writing from Gibraltar that any check(s) Gibraltar has applied to Company's account at Gibraltar has been returned unpaid, (a "Bad Check"), Escrow Agent shall remit the amount of the Bad Check to Gibraltar

          (b) Upon the 120th day from the date of the receipt of the Escrow Payment (the "Payment Day") by the Escrow Agent, the Escrow Agent shall remit the entire remaining Escrow Payment to the Company, unless the Escrow Agent shall then have received a notice in writing from Gibraltar stating that (i) a claim against Gibraltar has been made by a Trustee in Bankruptcy, debtor in possession, receiver, custodian or other party on behalf of or related to an account debtor of the Company (a "Bankruptcy Claim") or (ii) that any account debtor of the Company (a "Special Account Debtor") has filed, or had filed against it, any legal proceeding or action which could then potentially give rise to a Bankruptcy Claim as defined above ("a Bankruptcy Action"). At the Payment Day, the Escrow Agent shall remit the balance of the Escrow Amount to the Company, less (i) the amount of the Bankruptcy Claim(s) and (ii) the aggregate amount of all checks received by Gibraltar from any such Special Account Debtor within the time period ninety (90) days immediately prior to the filing of any such Bankruptcy Action. Escrow Agent shall continue to hold the balance of the Escrow Payment Amount until such time as Escrow Agent receives a notice in writing of a final decision (a "Decision") by a Bankruptcy Court or other Court, requiring Gibraltar to return monies received by Gibraltar that Gibraltar had applied to the Company's account at Gibraltar and (ii) with respect to monies withheld on account of any

     Bankruptcy Action of any Special Debtor(s) until the expiration of a period of one (1) year after the Payment Date (provided no claim has then been made against Gibraltar with respect thereto), at which time Escrow Agent shall pay Gibraltar the full amount of the monies Gibraltar is required to return and pay any balance otherwise not required to continue to be withheld hereunder to the Company. If within such one (1) year period a Bankruptcy Claim is made against Gibraltar with regard to checks received by Gibraltar from a Special Account Debtor in connection with a Bankruptcy Action as above defined, the Escrow Agent shall continue to hold, and shall pay and disburse such amounts as provided herein with regard to a Bankruptcy Claim and shall thereafter pay any balance to the Company.

          (c) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order") relating to the Escrow Payment, the Escrow Agent shall remit the Escrow Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order is a court of competent jurisdiction and that the Court Order is final and non-appealable.

     3.2. Acknowledgement of Company and Gibraltar; Disputes. The Company and Gibraltar acknowledge that the only terms and conditions upon which the Escrow Payment are to be released from escrow are as set forth in Sections 3 and 4 of this Agreement. The Company and the Gibraltar reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrow Payment. Any dispute with respect to the release of the Escrow Payment shall be resolved pursuant to Section 4.2 or by written agreement between the Company and Gibraltar.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

     4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

          (a) The Gibraltar and the Company acknowledge and agree that the Escrow Agent (i) shall not be required to inquire into whether the Gibraltar, the Company or any other party is entitled to receipt of any or all or any portion of the Escrow Payment; (ii) shall not be called upon to construe or review any Document or any other document, instrument or agreement entered into in connection therewith; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (v) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (vi) shall not be responsible for the identity, authority or rights of any person, firm or company executing or delivering or purporting to execute or deliver this Agreement or any Document or any funds deposited hereunder or any endorsement thereon or assignment thereof; (vii) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (viii) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b) Gibraltar and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. Gibraltar and the Company hereby, jointly and severally, indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives from and against any and all actions taken or omitted to be taken by Escrow Agent or any of them hereunder and any and all claims, losses, liabilities, costs, damages and expenses suffered and/or incurred by the Escrow Agent arising in any manner whatsoever out of the transactions contemplated by this Agreement and/or any transaction related in any way hereto, including the fees of outside counsel and other costs and expenses of defending itself against any claims, losses, liabilities, costs, damages and expenses arising in any manner whatsoever out the transactions contemplated by this Agreement and/or any transaction related in any way hereto, except for such claims, losses, liabilities, costs, damages and expenses incurred by reason of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall owe a duty only to Gibraltar and the Company under this Agreement and to no other person.

          (c) Gibraltar and the Company shall jointly and severally reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent, hereunder by giving five (5) business days prior written notice of resignation to Gibraltar and the Company and the Company and Gibraltar may appoint a substitute escrow agent by giving five (5) business days written notice to the Escrow Agent. Prior to the effective date of resignation or the appointment of a substitute escrow agent as specified in such notice, the Company and Gibraltar will issue to the Escrow Agent a joint instruction authorizing delivery of the Documents and the Escrow Payment to a substitute Escrow Agent selected by the Company and Gibraltar. If no successor Escrow Agent is named by the Gibraltar and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of Illinois for appointment of a successor Escrow Agent, and deposit the

     Documents and the Escrow Payment with the clerk of any such court, and/or otherwise commence an interpleader or similar action for a determination of where to deposit the same.

          (e) The Escrow Agent does not have and will not have any interest in the Escrow Payment, but is serving only as escrow agent, having only possession thereof.

          (f) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except to the extent any such liability arose from its own willful misconduct or gross negligence.

          (g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (h) The Escrow Agent shall be permitted to act as counsel for the Gibraltar or the Company, as the case may be, in any dispute as to the disposition of the Documents and the Escrow Payment, in any other dispute between the Gibraltar and the Company, whether or not the Escrow Agent is then holding the Documents and/or the Escrow Payment and continues to act as the Escrow Agent hereunder.

          (i) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrow Payment pending receipt of a joint instruction from the Gibraltar and the Company, (ii) commence an interpleader or similar action, suit or proceeding for the resolution of any such dispute; and/or (iii) deposit the Escrow Payment with any court of competent jurisdiction in the State of Illinois, in which event the Escrow Agent shall give written notice thereof to the Gibraltar and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrow Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a

     Court Order, the Escrow Agent shall not be liable to the Gibraltar and the Company or to any other person, firm, company or entity by reason of such compliance.

                                   ARTICLE V

                                 GENERAL MATTERS

     5.1. Termination. This escrow shall terminate upon disbursement of the Escrow Payment in accordance with the terms of this Agreement or earlier upon the agreement in writing of the Gibraltar and the Company or resignation of the Escrow Agent in accordance with the terms hereof.

     5.2. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

     (a)  If to the Company, to:  General Environmental Management, Inc.
                                  3191 Temple Ave.
                                  Suite 250
                                  Pomona, CA  91768

                                  Fax: (909) 444-9900
                                  Attention:        Brett Clark


     (b) If to Gibraltar Financial Corporation, to

                                  60 Revere Drive, Suite 840
                                  Northbrook, IL  60062


     (c) If to the Escrow Agent, to:

                                  Deutsch, Levy & Engel, Chartered
                                  225 W. Washington Street, Suite 1700
                                  Chicago, IL  60606
                                  Attention:        Jerry I. Rudman

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3. Interest. The Escrow Payment shall not be required to be held in an interest bearing account nor will interest be payable in connection therewith.

     5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law. Nothing herein contained shall lessen or otherwise modify any rights Gibraltar may have against the Company pursuant to any other agreement.

     5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. This Agreement may be executed by facsimile transmission.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    COMPANY:

              GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation


              By:___________________________________________________________
                    Name:
                    Title:

              GIBRALTAR FINANCIAL CORPORATION:



              By:___________________________________________________________
                    Name:
                    Title:

                                  ESCROW AGENT:

               DEUTSCH, LEVY & ENGEL, CHARTERED


               By:___________________________________________________________
                     Name:
                     Title: